CALYPTE                                                             NEWS RELEASE
BIOMEDICAL CORPORATION
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5 Centerpointe Drive, Suite 400, Lake Oswego, OR 97034           www.calypte.com

Company Contact:                               Investor Relations Contact:
Theodore R Gwin, Chief Financial Officer       Tim Clemensen,
(971) 204-0282                                 Rubenstein Investor Relations
email:tgwin@calypte.com                        Phone: (212) 843-9337
                                               email:tclemensen@rubensteinir.com

           CALYPTE BIOMEDICAL NOTIFIED BY THE AMERICAN STOCK EXCHANGE

LAKE OSWEGO, OR - FEBRUARY 3, 2006 - CALYPTE BIOMEDICAL CORPORATION (AMEX:HIV) announced today that on February 2, 2006 it received notice from the American Stock Exchange (the "Exchange") indicating that the Company no longer complies with the Exchange's continued listing standards set forth in the Exchange's Company Guide. Specifically, the Exchange noted that the Company is not in compliance with Section 1003(a)(i) with shareholders' equity of less than $2,000,000 and losses from continuing operations and/or net losses in two out of its three most recent fiscal years; Section 1003(a)(ii) with shareholders' equity of less than $4,000,000 and losses from continuing operations and/or net losses in three out of its four most recent fiscal years; Section 1003(a)(iii) with shareholders' equity of less than $6,000,000 and losses from continuing operations and/or net losses in its five most recent fiscal years; and Section 1003(a)(iv) with losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the Exchange, as to whether the Company will be able to continue operations and/or meet its obligations as they mature. As a result of this lack of compliance, the Exchange's staff has determined to initiate delisting proceedings with respect to the Company's common stock.

The Company has until February 10, 2006 to request an appeal of the Exchange's determination, and plans to request a hearing before a committee of the Exchange. The Company expects that such a hearing would be scheduled within 45 days of its request. There can be no assurance that the Company's appeal will result in the continued listing of its common stock on the Exchange. If its common stock is delisted from the Exchange after the hearing, it would likely trade on the NASD Over the Counter Bulletin Board.

ABOUT CALYPTE BIOMEDICAL:

Calypte Biomedical Corporation is a US-based healthcare company focused on the development and commercialization of diagnostic testing products for the detection of sexually transmitted diseases. Calypte specializes in novel tests such as the HIV-1 BED Incidence EIA and is engaged in developing and commercializing new diagnostic test products for the rapid detection of HIV and other sexually transmitted diseases, several of which do not require blood samples. Calypte believes that there is a significant need for rapid detection of such diseases globally to control their proliferation, particularly in lesser-developed countries, which lack the medical infrastructure to support laboratory-based testing. Calypte believes that testing for HIV and other sexually transmitted infectious diseases may make important contributions to public health, and could increase the likelihood of treating those with undetected HIV and other sexually transmitted diseases.


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STATEMENTS   IN  THIS  PRESS   RELEASE  THAT  ARE  NOT   HISTORICAL   FACTS  ARE
FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED. THOSE STATEMENTS INCLUDE STATEMENTS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF THE COMPANY AND ITS MANAGEMENT. SUCH STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS, ARE BASED ON CERTAIN ASSUMPTIONS AND INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS, EVENTS, OR PERFORMANCE MAY DIFFER MATERIALLY FROM THE ABOVE FORWARD-LOOKING STATEMENTS DUE TO A NUMBER OF IMPORTANT FACTORS, AND WILL BE DEPENDENT UPON A VARIETY OF FACTORS, INCLUDING, BUT NOT LIMITED TO, THE COMPANY'S ABILITY TO OBTAIN ADDITIONAL FINANCING, IF AND AS NEEDED, AND ACCESS FUNDS FROM ITS EXISTING FINANCING ARRANGEMENTS THAT WILL ALLOW IT TO CONTINUE ITS CURRENT AND FUTURE OPERATIONS AND WHETHER DEMAND FOR ITS TEST PRODUCTS IN DOMESTIC AND INTERNATIONAL MARKETS WILL GENERATE SUFFICIENT REVENUES TO ACHIEVE POSITIVE CASH FLOW AND PROFITABILITY. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES THAT OCCUR AFTER THE DATE HEREOF OR TO REFLECT ANY CHANGE IN THE COMPANY'S EXPECTATIONS WITH REGARD TO THESE FORWARD-LOOKING STATEMENTS OR THE OCCURRENCE OF UNANTICIPATED EVENTS. FACTORS THAT MAY IMPACT THE COMPANY'S SUCCESS ARE MORE FULLY DISCLOSED IN THE COMPANY'S MOST RECENT PUBLIC FILINGS WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION ("SEC"), INCLUDING ITS ANNUAL REPORT ON FORM 10-KSB/A (NO. 1) FOR THE YEAR ENDED DECEMBER 31, 2004 AND ITS SUBSEQUENT FILINGS WITH THE SEC.